UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2013

SFX Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 561-6400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

a)            Totem Acquisition

On October 28, 2013, SFX Entertainment, Inc., a Delaware corporation (the “Company”), completed its acquisition (the “Totem Acquisition”) of substantially all of the assets of Totem Onelove Group Pty Ltd, a proprietary limited company organized under the laws of Australia, and Totem Industries Pty Ltd, a proprietary limited company organized under the laws of Australia (collectively, “Totem”). Totem promotes and produces Stereosonic, a five city touring outdoor festival in Australia.

Pursuant to the asset contribution agreement, dated May 15, 2013, as amended on each of September 16, 2013 and October 28, 2013, by and among the Company, SFX-Totem Operating Pty Ltd, a proprietary limited company organized under the laws of Australia and a wholly owned subsidiary of the Company, Totem, and the other signatories set forth therein (the “Totem Purchase Agreement”), the Company paid at closing AUD$64.4 million in cash (net of working capital adjustment), issued 1,105,846 shares of common stock of the Company to the ultimate stockholders of Totem, and agreed to make an additional cash payment of AUD$5.0 million by February 28, 2014 (the “Payable”).  After taking into account the Company’s May 22, 2013 AUD$5.0 million cash advance on the total purchase price and giving effect to the Payable, the Company will have paid total consideration in the Totem Acquisition of AUD$74.4 million in cash, and issued 1,105,846 shares of common stock of the Company, which number of shares was determined by dividing AUD$15.0 million by the price to the public in the Company’s initial public offering.

The Company also granted the ultimate stockholders of Totem the right to require the Company to repurchase all (but not less than all) of the shares of common stock of the Company that were issued in the Totem Acquisition at the price to the public in the Company’s initial public offering ($13.00 per share).   The repurchase right will be exercisable beginning on the second anniversary of the closing date and continuously for 30 days thereafter, and the payment for such repurchased shares must be made by the Company within 45 days after notice of election.

The Totem Purchase Agreement provides that the Company is required to make an earnout payment of AUD$10.0 million if the EBITDA of the business exceeds AUD$18.0 million for the one-year period ended December 31, 2014. Such earnout payment, if any, shall be paid in the form of cash and shares of common stock of the Company at the then current market price, which allocation of cash and stock is to be determined in the sole discretion of the Company, provided that the maximum cash payment shall not exceed AUD$5.0 million.

All of the executive level employees of Totem will continue as employees of the Company’s subsidiaries after the closing of the Totem Acquisition and the non-executive employees of Totem are expected to be retained as well. The Totem Purchase Agreement contains customary representations, warranties and covenants.

The foregoing description of the Totem Purchase Agreement, as amended (including the description of the consideration paid and payable in connection with the Totem Acquisition), does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the period ended September 30, 2013.

b)            Arc90 Acquisition

On October 23, 2013, the Company entered into two asset purchase agreements (the “Arc90 Agreements”) with Arc90, Inc., a New York corporation (“Arc90”), and the additional signatories thereto. Arc90 is a designer and builder of mobile and web applications, services and platforms. Under the terms of the Arc90 Agreements, the Company’s subsidiaries agreed to purchase substantially all of the assets of Arc90 used in its design business, including the assets of its Readability business. Readability is a mobile and web application for easier online reading, among other things.  The total consideration to be paid at closing is $4.0 million in cash and 591,000 shares of common stock of the Company.  Certain assets, including ownership interests in Arc90’s subsidiaries, are excluded assets in the transaction.

The Arc90 Agreements contain customary representations, warranties, covenants and indemnification provisions, including that certain shares of the Company to be issued at closing shall be placed in a third party escrow for eighteen months as security for the indemnification obligations of the seller.  The acquisition is expected to close on or about November 1, 2013.  All of the executive level employees of Arc90 will continue as employees of the Company’s subsidiaries after the closing of the acquisition and the non-executive employees of Arc90 are expected to be retained as well.

The foregoing descriptions of the Arc90 Agreements (including the description of the consideration payable in connection therewith) do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the period ended September 30, 2013.

Item 2.01              Completion of Acquisition or Disposition of Assets.

The description of the Totem Purchase Agreement set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 3.02              Unregistered Sale of Securities

The information regarding the issuance of shares of common stock in the Totem Acquisition set forth in Item 1.01 above is incorporated herein by reference.  The shares of common stock issued in the Totem Acquisition were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the United States Securities Act of 1933, as amended (the “Securities Act”).  The offer and sale of shares of common stock to the ultimate stockholders of Totem, as a portion of the consideration for the Totem Acquisition, is a privately negotiated transaction and did not involve a general solicitation.  The certificates representing the shares of common stock issued in connection with the Totem Acquisition contain a legend to the effect that such shares are not registered under the Securities Act and may not be sold or transferred except pursuant to a registration settlement that has become effective under the Securities Act or pursuant to an exemption from such registration.  Following the issuance of such shares, the Company has issued and outstanding 85,804,277 shares of common stock.

Item 7.01 Regulation FD Disclosure

On October 24, 2013, the Company issued the press release attached hereto as Exhibit 99.1 announcing, among other things, the entry into the Arc90 Agreements, on the terms and subject to the conditions set forth in the Arc90 Agreements. The press release attached to this Current Report on Form 8-K as Exhibit 99.1 is incorporated herein by reference.

On October 29, 2013, the Company issued the press release attached hereto as Exhibit 99.2 announcing, among other things, the closing of the Totem Acquisition, on the terms and subject to the conditions set forth in the Totem Purchase Agreement. The press release attached to this Current Report on Form 8-K as Exhibit 99.2 is incorporated herein by reference.

The information in this Item 7.01, including the information attached hereto as Exhibits 99.1 and 99.2, is being furnished, not filed, pursuant to Regulation FD. Accordingly, such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1*	Press release, dated October 24, 2013

99.2*	Press release, dated October 29, 2013

*              Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: October 29, 2013	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director